EXHIBIT 99.1

Midway Gold Announces Second Quarter Financial Results

August 16, 2011

Denver, Colorado – Midway Gold Corp. (TSX.V and NYSE Amex: MDW) (the “Company”) announces financial results for the second quarter ended June 30, 2011. These results were filed on August 12, 2011, with the United States Securities and Exchange Commission (the “SEC”)in the Company’s Quarterly 10-Q Report, and with the relevant securityregulators in Canada.

Recent Highlights

●
Positive Prefeasibility Study of the Pan Project, White Pine County, Nevada; and drill results reporting the best gold intercept yet encountered at the project (please refer to our press releases dated April 4, 2011 and June 13, 2011).

●
New Resource Estimate demonstrating substantial growth of the Spring Valley Project, Pershing County, Nevada; as well as additional long high grade gold intercepts demonstrating significantly better results than previously reported from drill holes completed in the fourth quarter of 2010 (please refer to our press releases dated May 2, 2011 and July 13, 2011).

●
An initial underground minable Resource Estimate of the Midway Project, Nye County, Nevada was completed; and a diamond core drilling program commenced (please refer to our press release dated April 1, 2011).

●	Closed a “bought deal”financing in Canada and the United States for aggregate gross proceeds of US$12 million, through the issue of 7,500,000 common shares at a price of US$1.60 per common share.

Financial Results

All references to “$” in this release mean the Canadian dollar.  The financial information is presented in accordance with U.S. generally accepted accounting principles.

A comparison of our balance sheets at June 30, 2011 and December 31, 2010 is as follows:

	June 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$15,258,954	$6,062,816	(1)
Mineral properties	50,040,124	49,571,061
Other assets	2,087,364	764,689
Total assets	$67,386,442	$56,398,566

Liabilities	$6,886,982	$9,225,205	(2)
Shareholders’ equity	60,499,460	47,173,361
Total liabilities and shareholders’ equity	$67,386,442	$56,398,566

Notes:

(1)
The net increase in cash and cash equivalents is primarily due to the issuance of 7,500,000 common shares at US$1.60 per share upon the close of a “bought deal” on June 6, 2011.  Gross proceeds on the purchase were $11,742,000 (US$12,000,000).

(2)
The net decrease in liabilities is primarily due to the exercise or forfeiture of 2,650,000 warrants which had an exercise price denominated in U.S. dollars and, accordingly, were fair valued and classified as a liability at December 31, 2010 in the amount of $1,562,544.  The expiry date of those warrants was accelerated to March 14, 2011. Additionally, the Company’s future income tax liability decreased by $1,407,983 from the same period in 2010. The above decreases were partially offset by an increase in accounts payable and accrued liabilities of $632,304.

A comparison of the results of operations for the six months ended June 30, 2011 and June 30, 2010 is as follows:

	---- Six Months Ended June 30, ----
	2011	2010
Net loss	$(6,015,264)	$(2,204,135)
Basic and diluted loss per share	$(0.06)	$(0.03)
Weighted average number of shares outstanding	101,718,618	78,943,468

Net cash used in operating activities	(5,792,776)	(1,520,923)

Net cash used in investing activities	(1,431,650)	(435,749)

Net cash provided by financing activities	16,420,564	6,725,624

Results from Operations

Our consolidated net loss from operations for the six-month period ended June 30, 2011 was $6,015,264 or $0.06 per share compared to $2,204,135 or $0.03 per share for the same period in 2010.  $4,099,365 of the increase in loss was due to our increased exploration efforts.  A loss on the change in fair value of $592,026 relates to warrants which were carried as a liability on December 31, 2010 and, for which the expiry date was accelerated to March 14, 2011. This loss was recognized in the current period.  There was no comparable adjustment for the same period in 2010.  These costs were partially offset by an increase in the Company’s income tax recovery of $1,034,000 for the period. The comparable benefit for the same period in 2010 was $99,000.

To review Midway Gold’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, including our Management Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov or www.midwaygold.com.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Director, President and COO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the documents referenced in this press release use the terms “reserve" and  "mineral resource“, which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system.  Such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  Mineral resources are not mineral reserves and do not have demonstrated economic viability. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The references to a “resource” in this press release and the documents referenced in this press release are not normally permitted under the rules of the SEC.  It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referenced in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.